Exhibit 21.1

Subsidiaries of Auna S.A.A.

Legal Name of Subsidiary	Jurisdiction of Organization
Auna Salud S.A.C.	Peru
Ciclotrón Perú S.A.	Peru
Clínica Bellavista S.A.C.	Peru
Clínica Miraflores S.A.	Peru
Clínica Vallesur S.A.	Peru
Consorcio Trecca S.A.C.	Peru
GSP Holding S.A.C.	Peru
GSP Inversiones S.A.C.	Peru
GSP Servicios Comerciales S.A.C.	Peru
GSP Servicios Generales S.A.C.	Peru
GSP Trujillo S.A.C. (Clínica Camino Real)	Peru
Inversiones Mercurio S.A.C.	Peru
Laboratorio Clínica Inmunológico Cantella S.A.C.	Peru
Medicser S.A.C. (Clínica Delgado).	Peru
Oncocenter Perú S.A.C.	Peru
Oncosalud S.A.C. .	Peru
Operador Estratégico S.A.C.	Peru
Pet CT Perú S.A.	Peru
R&R Patólogos Asociados S.A.C.	Peru
Radioncologia S.A.C.	Peru
Servimédicos S.A.C.	Peru
Auna Colombia S.A.S.	Colombia
Ciclotrón Colombia S.A.S.	Colombia
Clínica del Sur S.A.S.	Colombia
Clínica Portoazul S.A.	Colombia
Instituto de Cancerología S.A.	Colombia
Instituto de Cancerología S.A.	Colombia
Laboratorio Médico Las Américas Ltda.	Colombia
Las Américas Farma Store S.A.S.	Colombia
Patología Las Américas S.A.S.	Colombia
Promotora Medica Las Américas S.A.	Colombia